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                                                                    EXHIBIT 5.01

                                January 16, 1997

LXR Biotechnology Inc.
1401 Marina Way South
Richmond, CA 94804

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about January 17, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,504,630 shares of your Common Stock, 5,810,735 of which (the "Stock") are issued, outstanding and held by certain stockholders named in the Registration Statement (the "Selling Stockholders") and 693,895 of which are subject to issuance by you pursuant to certain warrants and other rights held by certain Selling Stockholders (the "Warrant Stock").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) The Subscription Agreements between LXR Biotechnology Inc. ("LXR") and various investors dated December 11, 12 and 31, 1996 pursuant to which such investors purchased an aggregate of 5,201,350 shares of Common Stock of the Company;

     (3) the Investment Representation Letters between LXR and various investors pursuant to which such investors purchased an aggregate of 534,385 shares of Common Stock of the Company and/or were granted warrants to purchase the aggregate of 458,858 shares of Common Stock of the Company;

     (4) the Option to Purchase Common Stock between the Company and D. Blech & Company, Incorporated;

     (5) the minutes of meetings and actions by written consent of the Board of Directors in our possession, relating to the approval of the Stock and the warrants and other rights related to the Warrant Stock;

     (6) the Patent and Technology Transfer and Stock Purchase Agreement dated August 8, 1996 among the Company, Geoffrey M. Collins and Winston N. Wicomb;

     (7) A Management Certificate addressed to us and dated of even date herewith, executed by the Company;

     (8) LXR's Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 10, 1993 as amended by a Certificate of Amendment filed on June 17, 1996; and

     (9) LXR's Bylaws, as amended through December 8, 1993.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of
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LXR Biotechnology Inc.
January 16, 1997
Page 2

any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that (i) the 5,810,735 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and non-assessable and (ii) the 693,895 shares of Warrant Stock to be sold by the Selling Stockholders pursuant to the Registration Statement when issued and sold by you in the manner referred to in the relevant warrant or other right, as described in the Registration Statement will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale by the Selling Stockholders of the Stock and the Warrant Stock and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          FENWICK & WEST LLP

                                          By:     /s/ FENWICK & WEST LLP
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